UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2018
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a), (b)
Qorvo, Inc. (“Qorvo”) held its Annual Meeting of Stockholders on August 7, 2018. Qorvo stockholders (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of Qorvo’s named executive officers, and (iii) ratified the appointment of Ernst & Young LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending March 30, 2019.
The final voting results with respect to each of the three proposals are set forth below.
Proposal 1. To elect the eleven directors named in Qorvo’s proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Nominee	Voted For	Withheld	Broker Non-Votes
Ralph G. Quinsey	105,309,254	707,196	11,668,545
Robert A. Bruggeworth	105,605,643	410,807	11,668,545
Daniel A. DiLeo	105,559,876	456,574	11,668,545
Jeffery R. Gardner	91,907,844	14,108,606	11,668,545
Charles Scott Gibson	104,537,701	1,478,749	11,668,545
John R. Harding	105,545,512	470,938	11,668,545
David H. Y. Ho	105,304,798	711,652	11,668,545
Roderick D. Nelson	105,620,945	395,505	11,668,545
Dr. Walden C. Rhines	104,576,709	1,439,741	11,668,545
Susan L. Spradley	105,448,989	567,461	11,668,545
Walter H. Wilkinson, Jr.	92,041,245	13,975,205	11,668,545

Proposal 2. To approve, on an advisory basis, the compensation of Qorvo’s named executive officers.

For	Against	Abstain	Broker Non-Votes
88,877,145	17,044,072	95,233	11,668,545

Proposal 3. To ratify the appointment of Ernst & Young LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending March 30, 2019.

For	Against	Abstain
117,400,780	178,646	105,569

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    August 8, 2018